UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2024

PULMATRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36199	46-1821392
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

945 Concord Street, Suite 1217

Framingham, MA 01701

(Address of principal executive offices) (Zip Code)

(888) 355-4440

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PULM	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

General Release and Severance Agreement with Teofilo Raad

On July 15, 2024, the Board of Directors (the “Board”) of Pulmatrix, Inc. (the “Company”) approved a General Release and Severance Agreement (the “Raad Severance Agreement”), by and between the Company and Teofilo Raad, dated as of July 19, 2024, and effective as of the same date (the “Separation Date”). Effective as of the Separation Date, Mr. Raad’s employment with the Company shall cease and Mr. Raad shall relinquish all positions, offices, and authority with the Company and any affiliates, including as a member of the Board and all committees thereto, and the Amended and Restated Employment Agreement by and between the Company and Mr. Raad, dated as of June 28, 2019, shall be terminated.

Pursuant to the terms of the Raad Severance Agreement, the Company will provide to Mr. Raad (i) severance pay of $567,294, less all lawful and authorized withholdings and deductions, (ii) payment of a pro-rated bonus in the amount of $156,310.85, less all lawful and authorized withholdings and deductions (equal to a pro-rated portion of Mr. Raad’s target bonus for 2024), and (iii) payment of a separation bonus in the amount of $283,647, less all lawful and authorized withholdings and deductions (equal to 100% of Mr. Raad’s target bonus for 2024). The Company shall additionally pay to Mr. Raad $170,000, less all lawful and authorized withholdings and deductions pursuant to that certain Retention Bonus Opportunity Letter dated as of January 6, 2024, by and between the Company and Mr. Raad, and pay the portion of Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) premiums paid by Mr. Raad for the continuation of health, dental, and vision benefits coverage under the Company’s group benefit plans, for up to 12 months and subject to certain exceptions if Mr. Raad timely elects to receive coverage under COBRA. Any outstanding equity awards granted to Mr. Raad under the Company’s equity compensation plans and that would have vested during the 12-month period following the Separation Date shall become fully vested as of the Separation Date.

Pursuant to the Raad Severance Agreement, Mr. Raad has agreed to waive and release any claims in connection with Mr. Raad’s employment, separation and departure from the Company. The Raad Severance Agreement also provides for certain customary covenants regarding confidentiality. Mr. Raad’s separation from the Company was not the result of any disagreement regarding any matter relating to the Company’s operations, policies, or practices.

Appointment of Interim Chief Executive Officer; Amendment to Consulting Agreement and Retention Letter Agreement

On July 15, 2024, the Board approved the appointment of Peter Ludlum as the Interim Chief Executive Officer (the “Interim CEO”), effective as of July 20, 2024 (the “Effective Date”), pursuant to an amendment (the “Ludlum Amendment”) to the Consulting Agreement, by and between the Company and Danforth Advisors, LLC (“Danforth”), dated as of November 29, 2021, and amended on April 8, 2022, and October 20, 2022 (the “Consulting Agreement”). Pursuant to the terms of the Ludlum Amendment, Mr. Ludlum shall provide services to the Company under the Consulting Agreement, as amended, as an independent contractor and employee of Danforth and serve as the Interim CEO of the Company as of the Effective Date with Danforth receiving cash compensation at a rate of $700 per hour for Mr. Ludlum’s services, which shall cover both Mr. Ludlum’s roles as Interim CEO and Interim Chief Financial Officer (“Interim CFO”) of the Company.

Additionally, pursuant to the terms of a retention letter agreement (the “Ludlum Retention Agreement”), dated as of July 15, 2024, and effective as of July 20, 2024, by and between the Company and Mr. Ludlum, Mr. Ludlum shall be entitled to (i) $30,000, payable within 14 days following the Effective Date and (ii) $20,000 (provided that Mr. Ludlum provides services to the Company through the completion of the Company’s annual meeting of stockholders in the fourth quarter of 2024 (such date, the “Retention Date”)) payable within 14 days following the Retention Date (each, a “Retention Bonus”).

Notwithstanding the foregoing, if Mr. Ludlum’s service with the Company is terminated by the Company without Cause (as defined in the Ludlum Retention agreement) prior to the Retention Date, or due to death or disability, then the Company shall pay to Mr. Ludlum the any Retention Bonus not previously paid to Mr. Ludlum, subject to the receipt of a release of claims by the Company (the “Release”). The Company shall not be obligated to pay any not previously paid Retention Bonus if (i) Mr. Ludlum terminates his service with the Company prior to the Retention Date, (ii) the Company terminates Mr. Ludlum’s service prior to the Retention Date for Cause, or (iii) Mr. Ludlum’s service is terminated due to his death, disability or by the Company without Cause, and a Release has not been received.

Prior to his appointment as Interim CEO, Mr. Ludlum served as the Company’s Interim CFO, principal accounting officer and principal financial officer since April 2022, and since December 2021, he has served as the Company’s Strategic Advisor – Finance, both pursuant to a consulting agreement between the Company and Danforth, dated as of November 30, 2021. Mr. Ludlum has served as an employee with Danforth, a provider of strategic and operational finance and accounting for life science companies, since December 2021. Prior to Danforth, Mr. Ludlum worked as an independent financial consultant. Previously, Mr. Ludlum served in several executive roles at Emmaus Life Sciences, Inc. (n/k/a EMI Holding, Inc.), a commercial-stage biopharmaceutical company, including Co-President, Chief Business Officer, Executive Vice President and Chief Financial Officer, during his tenure from April 2012 until May 2017. Mr. Ludlum previously served as the Chief Financial Officer of Energy and Power Solutions, Inc., an energy intelligence company, from April 2008 to December 2011. Mr. Ludlum received a B.S. in Business and Economics with a major in accounting from Lehigh University and an MBA with a concentration in Finance from California State University, Fullerton.

There is no family relationship between Mr. Ludlum and any director or executive officer of the Company. There are no transactions between Mr. Ludlum and the Company that would be required to be reported under Item 404(a) of Regulation S-K of the Securities Exchange Act of 1934, as amended.

The foregoing is only a summary of the material terms of the Raad Severance Agreement, the Ludlum Amendment and the Ludlum Retention Agreement and does not purport to be complete. The foregoing summary is qualified in its entirety by reference to the complete text of the Raad Severance Agreement, the Ludlum Amendment and the Ludlum Retention Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	General Release and Severance Agreement, dated as of July 19, 2024, by and between Pulmatrix, Inc. and Teofilo Raad
10.2	Amendment No. 3 to Consulting Agreement, dated as of July 15, 2024, by and between Pulmatrix, Inc. and Danforth Advisors, LLC
10.3	Letter Agreement, dated as of July 15, 2024, by and between Pulmatrix, Inc. and Peter Ludlum
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PULMATRIX, INC.

Date: July 19, 2024	By:	/s/ Teofilo Raad
Teofilo Raad
Chief Executive Officer